SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

Pure Storage, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400

Mountain View, California 94041

(Address of Principal Executive Offices)

(800) 379-7873

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 18, 2016, Pure Storage, Inc. and Dell Inc., as successor-in-interest to EMC Corporation, entered into an agreement to settle all litigation between Pure Storage and EMC. The specific terms of the settlement are confidential, but include a payment of $30 million to Dell, the dismissal of all litigation between the parties, mutual releases, and a license to the disputed patent.

This Form 8-K contains forward-looking statements regarding settlement of certain litigation matters and nonpublic information required to be disclosed. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. Pure Storage undertakes no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Scott Dietzen
Scott Dietzen
Chief Executive Officer

October 19, 2016